TherapeuticsMD, Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

THERAPEUTICSMD ANNOUNCES SECOND QUARTER 2014 FINANCIAL RESULTS

– Company Significantly Strengthens Cash Balance with Recent Equity Offering –

– Combination and VVA Hormone Therapy Programs Advancing on Schedule –

– Management to Host Conference Call Today at 4:30 p.m. EDT –

Boca Raton, FL – August 6, 2014 – TherapeuticsMD Inc. (NYSE MKT: TXMD), a women’s healthcare company, today announced its financial results for the quarter ended June 30, 2014.

Second Quarter 2014 and Recent Developments

•	Net revenue increased to $3.8 million from $2.1 million for the prior year’s quarter

•	Net loss was $10.9 million compared with $6.0 million for the prior year’s quarter

•	Received notification of issuance for two additional patents regarding combination hormone therapies generated by the company’s SYMBODA™ technology

•	Received positive input from FDA regarding advancement of the phase 3 study for TX-004HR (VagiCap™), the first softgel vaginal suppository for treatment of vulvar vaginal atrophy (“VVA”)

•	Ended the quarter with $35.6 million in cash and recently completed $46 million equity offering

“During the second quarter, we continued recruitment in the ongoing REPLENISH™ phase 3 study for our combination hormone therapy pill, engaged a contract research organization to start up our phase 3 study of VagiCap in the VVA indication, and strengthened our intellectual property position with notification of two new patent allowances,” said TherapeuticsMD CEO Robert G. Finizio. “More recently, we’ve solidified our cash position through a recent equity offering, providing us with additional resources to advance our ongoing programs and support our earlier stage pipeline, including novel transdermal product opportunities that leverage our proprietary SYMBODA technology.”

Summary of Financial Results

For the second quarter of 2014, net revenue was $3.8 million compared with $2.1 million during the prior year period. This increase was largely driven by continued growth of the company’s current women’s health products, including the launch of additional prenatal vitamin products.

Cost of goods sold increased to $0.9 million for the second quarter of 2014 compared with $0.5 million for the prior year quarter.

Total operating expenses for the second quarter of 2014 were $13.8 million, compared with $7.2 million for the prior year quarter. The increase was primarily due to higher research and development (R&D) expenses related to late-stage clinical trials for hormone therapy product candidates. R&D expenses for the second quarter of 2014 were $8.2 million, including clinical costs associated with multiple phase 3 clinical development programs, compared to $1.7 million for the prior year quarter. Sales, general and administration expenses for the quarter were $5.5 million, relatively flat compared with the prior year quarter.

Net loss was $10.9 million for the second quarter of 2014, or $0.07 per basic and diluted share, compared with $6.0 million, or $0.05 per basic and diluted share, in the prior year quarter.

At June 30, 2014, TherapeuticsMD had cash of approximately $35.6 million, compared to approximately $54.2 million at December 31, 2013. The company recently completed a public offering of shares of its common stock for gross proceeds of approximately $46 million. The proceeds will be used toward development of the company’s late-stage pipeline of novel hormone therapies and to support advancement of its earlier stage and preclinical programs.

As of August 4, 2014, there were 155,807,765 shares of the company's common stock outstanding.

Conference Call Today

As previously announced, TherapeuticsMD will host a conference today to discuss these financial results and provide a business update which may include forward-looking statements. Details for the conference call include:

Date	August 6, 2014
Time	4:30pm EDT
Telephone access: U.S. and Canada	866-665-9531
Telephone access: International	724-987-6977
Access code for all callers	81301505
Live audio webcast	www.therapeuticsmd.com See Events and Presentations on Investors tab

About TherapeuticsMD

TherapeuticsMD Inc. is an innovative healthcare company focused on developing and commercializing products exclusively for women. TherapeuticsMD is developing advanced hormone therapy pharmaceutical products based on novel technologies that enable delivery of bio-identical hormones through a variety of dosage forms and administration routes. The company also manufactures and distributes branded and generic prescription prenatal vitamins, as well as over-the-counter vitamins and cosmetics, under the vitaMedMD® and BocaGreenMD® brands. More information is available at the following websites: www.therapeuticsmd.com, www.vitamedmd.com, www.vitamedmdrx.com, and www.bocagreenmd.com.

Except for the historical information contained herein, the matters set forth in this press release, including statements relating to future events or performance, including statements regarding the company’s performance; the significantly strengthened cash balance; the combination and VVA therapy programs advancing on schedule; the receipt of additional patents generated by the company’s SYMBODA technology; positive input from FDA regarding advancement of phase 3 study for VagiCap; the continued recruitment in the ongoing REPLENISH phase 3 study; the engagement of a contract research organization for phase 3 study of VagiCap; the strengthening of the company’s intellectual property position; the solidification of the company’s cash position; the advancement of the company’s ongoing programs or support the company’s early stage pipeline, including novel transdermal product opportunities that leverage SYMBODA technology; the increase in sales driven by continued growth of the company’s current women’s health products; the launch of additional prenatal vitamins; the impact of development of the company’s late-stage pipeline of novel hormone therapies or advancement of the company’s early stage and preclinical programs are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to: timely and successful completion of clinical studies and the results thereof; challenges and costs inherent in product marketing; the risks and uncertainties associated with economic and market conditions; risks and uncertainties associated with the company’s business and finances in general; and other risks detailed in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K filed on March 5, 2014, reports on Form 10-Q and Form 8-K, and other such filings. These forward-looking statements are based on current information that may change. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

# # #

Contacts:

For Investors:

Dan Cartwright
Chief Financial Officer

561-961-1900

Dan.Cartwright@TherapeuticsMD.com

For Media:

Julia Amadio

Chief Product Officer

561-961-1900

Julia.Amadio@TherapeuticsMD.com

THERAPEUTICSMD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current Assets:
Cash	$35,553,836	$54,191,260
Accounts receivable, net of allowance for doubtful accounts of $27,948 and $26,555, respectively	2,164,738	1,690,753
Inventory	1,452,994	1,043,618
Other current assets	2,678,200	2,477,715
Total current assets	41,849,768	59,403,346

Fixed assets, net	76,689	61,318

Other Assets:
Prepaid expense	1,511,549	1,750,455
Intangible assets	867,107	665,588
Security deposit	125,000	135,686
Total other assets	2,503,656	2,551,729

Total assets	$44,430,113	$62,016,393

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,330,257	$2,114,217
Deferred revenue	1,287,796	1,602,580
Other current liabilities	3,329,418	3,601,189
Total current liabilities	6,947,471	7,317,986

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock - par value $0.001; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.001; 250,000,000 shares authorized; 145,926,973 and 144,976,757 issued and outstanding, respectively	145,927	144,977
Additional paid-in capital	137,951,719	135,086,056
Accumulated deficit	(100,615,004)	(80,532,626)
Total stockholder’ equity	37,482,642	54,698,407

Total liabilities and stockholders’ equity	$44,430,113	$62,016,393

THERAPEUTICSMD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net	$3,751,778	$2,080,885	$6,582,311	$3,618,080

Cost of goods sold	892,956	463,606	1,723,663	843,952

Gross profit	2,858,822	1,617,279	4,858,648	2,774,128

Operating expenses:
Sales, general, and administration	5,537,164	5,476,553	10,566,661	10,003,135
Research and development	8,234,641	1,747,084	14,142,719	3,312,285
Depreciation and amortization	14,094	10,636	27,162	18,593
Total operating expense	13,785,899	7,234,273	24,736,542	13,334,013

Operating loss	(10,927,077)	(5,616,994)	(19,877,894)	(10,559,885)

Other income (expense):
Miscellaneous income	18,579	3,479	37,151	3,479
Interest income	9,238	—	18,392	—
Interest expense	—	(150)	—	(1,165,981)
Financing costs	—	(395,981)	(260,027)	(659,968)
Loan guaranty costs	—	—	—	(2,944)
Total other income (expense)	27,817	(392,652)	(204,484)	(1,825,414)

Loss before taxes	(10,899,260)	(6,009,646)	(20,082,378)	(12,385,299)

Provision for income taxes	—	—	—	—

Net loss	$(10,899,260)	$(6,009,646)	$(20,082,378)	$(12,385,299)

Loss per share, basic and diluted:

Net loss per share, basic and diluted	$(0.07)	$(0.05)	$(0.14)	$(0.11)

Weighted average number of common shares outstanding	145,485,505	130,851,978	145,253,818	116,866,764

THERAPEUTICSMD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2014	2013
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,082,378)	$(12,385,299)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	15,591	12,084
Amortization of intangible assets	11,570	6,509
Provision for doubtful accounts	1,393	58,337
Stock based compensation	2,268,599	1,179,912
Stock based expense for services	481,024	637,155
Amortization of deferred financing costs	260,027	659,938
Amortization of debt discount	—	1,102,680
Loan guaranty costs	—	2,944
Changes in operating assets and liabilities:
Accounts receivable	(475,378)	(409,475)
Inventory	(409,376)	109,151
Other current assets	(460,512)	(1,696,551)
Other assets	(18,392)	(899,000)
Accounts payable	216,040	403,750
Deferred revenue	(314,784)	74,320
Accrued expenses and other current liabilities	(271,771)	458,792

Net cash flows used in operating activities	(18,778,347)	(10,684,753)

CASH FLOWS FROM INVESTING ACTIVITIES
Patent and trademark costs, net of abandoned costs	(213,089)	(112,192)
Purchase of property and equipment	(30,962)	(22,905)
Refund (payment) of security deposit	10,686	(125,000)

Net cash flows used in investing activities	(233,365)	(260,097)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of options	287,288	6,231
Proceeds from exercise of warrants	87,000	—
Proceeds from sale of common stock, net	—	48,512,460
Proceeds from line of credit	—	500,000
Repayment of line of credit	—	(500,000)
Repayment of notes payable	—	(4,691,847)

Net cash flows provided by financing activities	374,288	43,826,844

(Decrease) increase in cash	(18,637,424)	32,881,994
Cash, beginning of period	54,191,260	1,553,474
Cash, end of period	35,553,836	34,435,468

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest	$—	$212,853

Cash paid for income taxes	$—	$—

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

Warrants issued for financing	$—	$1,711,956

Warrants issued for services	$—	$462,196